                                                                  Exhibit 23.3




                         Independent Auditors' Consent


The Partners
CRC-I Limited Partnership
CRC-II Limited Partnership
 and
The Board of Directors
FM 1993A Corp.:

We consent to use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG PEAT MARWICK


San Diego, California
July 11, 1994